Exhibit (c)(4)

DRAFT

Project Glass

Board Discussion Materials

April 7, 2021

Table of Contents

I. Bid Summary and Public Market Perspectives

Evolution of 40N's Proposals for Galileo

	Initial Bid		1st Revised Proposal		2nd Revised Proposal (Past Due Diligence)	
Date	09-Nov-2020		11-Jan-2021		01-April-2021	
Price	$60/sh		$65/sh		$70/sh	
%Bump (Aggregate)	--		*8.3%*		*16.7%*	

Metrics as of Relevant Bid Reference Date

Premium To:	Reference	Premium	Reference	Premium	Reference	Premium
Prior Close	$ 44.05	36.2 %	$ 55.96	16.2 %	$ 59.86	16.9 %
20 Day VWAP[1]	44.80	33.9 %	54.93	18.3 %	59.69	17.3 %
52-Week High[2]	73.36	(18.2)%	73.36	(11.4)%	64.93	7.8 %
Undisturbed (40N Initial Offer Date)	44.05	36.2 %	44.05	47.6 %	44.05	58.9 %
HUSP Based On 40N Initial Offer Date	44.05	36.2 %	54.25	19.8 %	55.13	27.0 %
"40N Headline" Undisturbed (Director Resignation Date[3])	40.06	49.8 %	40.06	62.3 %	40.06	74.7 %
HUSP Based on Director Resignation Date[3]	40.06	49.8 %	49.14	32.3 %	50.03	39.9 %

		EBITDA Metric[4]	Initial Bid: Implied EV / EBITDA Multiple	1st Revised Proposal: Implied EV / EBITDA Multiple	2nd Revised Proposal: Implied EV / EBITDA Multiple
Historical	2019A	$ 629	10.0 x	10.5 x	11.0 x
	2020A	498	12.6 x	13.3 x	13.9 x
IBES	2021E	$ 531	*10.6 x*	*11.4 x*	12.6 x
	2022E	580	*9.9 x*	*10.5 x*	11.5 x
Street Case	2021E	$ 591	10.6 x	11.2 x	11.8 x
	2022E	637	9.8 x	10.4 x	10.9 x
Mgmt. Plan	2021E	$ 601	10.4 x	11.0 x	11.5 x
	2022E	702	8.9 x	9.4 x	9.9 x

Source: Galileo management projections approved for Goldman Sachs and Moelis' use by Galileo ("Galileo Projections"), CIQ, Bloomberg; Market data as of 05-Apr-2021

Note: Price performance calculated based on USD adjusted figures. "HUSP" stands for "Hypothetical Undisturbed Stock Price", and is calculated based on applying average of peer stock price performance to an 'Undisturbed' stock price for Galileo from that reference date through to close prior to receipt of 40N offer. (see page 7 for detail on peers and methodology). [1] 20 Day VWAP based on 20 trading days up to (inclusive of) prior close to respective offer date. [2] 52-Week High of $73.36 based on share price on 16-Jan-2020; 52-Week High of $64.93 based on share price on 15-Jan-2021. [3] Director Resignation Date refers to 13-October-2020. [4] EV / EBITDA Multiples shown for Historical, Street Case, and Mgmt. Plan are adjusted for Eagle $570 acquisition price and run-rate acquisition EBITDA. IBES EBITDA metrics are not adjusted for Eagle acquisition, though EV is adjusted for $300m term loan issuance in Mar-2021. Implied EV / IBES EBITDA multiples for Initial Bid and 1st Revised Proposal based on EV and IBES EBITDA metrics as of the respective bid dates. Initial Bid based on IBES EBITDA of $544mm and $584mm for 2021E and 2022E, respectively, and net debt of $1,779mm as of 09-Nov-2020; 1st Revised Proposal based on IBES EBITDA of $531mm and $577mm for 2021E and 2022E, respectively, and net debt of $1,729mm as of 11-Jan-2021.

Galileo Annotated Share Price Performance

Last Three Years


07-May-2018: Initial 40N 13D (9.9% Ownership)
16-Jan-2019: First Chicago Offer Letter
25-Feb-2019: Second Chicago Offer Letter
25-Jul-2019: Galileo reports Q2 2019 Results; revises 2019 full-year outlook
04-Feb-2020: Galileo reports Q4 2019 Results; provides 2020 full-year guidance
11-Jan-2021: Second 40N Offer Letter for $65/sh
01-Apr-2021: 40N "Best and Final" Offer Letter for $70/sh
01-Feb-2021: Entry into NDA Agreement with 40N
40N "Best and Final" Offer
$70
13-Dec-2018: First 40N Amendment (11.1% Ownership)
19-Dec-2018: Second 40N Amendment (12.4% Ownership)
20-Dec-2018: Third 40N Amendment (13.9% Ownership)
20-Feb-2019: Fourth 40N Amendment (14.0% Ownership)
09-Nov-2020: First 40N Offer Letter for $60/sh
25-Feb-2021: Acquisition of Albemarle FCS for $570mm
14-Oct-2020: 40N Director Resignation
$62.59
Closing Price (USD)
Volume ('000s)
$90
$80
$70
$60
$50
$40
$30
$20
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
Apr-2018
Aug-2018
Dec-2018
Apr-2019
Aug-2019
Dec-2019
Apr-2020
Aug-2020
Dec-2020
Apr-2021

Source: Bloomberg market data as of 05-Apr-2021

STRICTLY PRIVATE & CONFIDENTIAL - HIGHLY SENSITIVE INFORMATION

DRAFT

Galileo Indexed Share Price Performance

Since 31-December-2019



140%
120%
100%
80%
60%
40%
20%
Indexed Price
Dec-2019
Feb-2020
Apr-2020
May-2020
Jul-2020
Aug-2020
Oct-2020
Nov-2020
Jan-2021
Feb-2021
Apr-2021
09-Nov-2020: 40N Initial Offer for $60/sh
9-Nov-2020: Vaccine Announcement
01-Apr-2021: 40N "Best and Final" Offer for $70/sh
26.2 %
11.6 %
7.5 %
3.7 %
(10.4)%
(21.0)%
25-Feb-2021: Eagle Acquisition Announcement
13-Oct-2020: 40N Director Resignation
11-Jan-2021: 40N 1st Revised Proposal for $65/sh
01-Feb-2021: Entry into NDA Agreement with 40N
Galileo
Catalyst Peers (ex. ALB)²
Core Comparables¹
Specialty Peers ³
S&P 500 Index
Refining Companies⁴

Source: Bloomberg. Market data as of 05-Apr-2021
[1] Core Comparables includes Catalyst Peers and Specialty Peers (see below)
[2] Catalyst Peers include Umicore, Albemarle, Johnson Matthey, PQ Group, and Clariant.
[3] Specialty Peers include PPG, Ashland, Avient and NewMarket.
[4] Refining Peers include Hollyfrontier, Marathon Petroleum, Philipps 66, Valero Energy

Proposal in Context: Public Market Trading Multiples

EV / EBITDA | Galileo vs. Selected Peers

EV / 2021E EBITDA


Offer Metrics
Current Trading
Median (ex-ALB) : 12.2x
Overall Median (ex-ALB) : 12.4x
Median : 12.4x
11.8x
11.5x
10.9x
10.7x
10.2x
10.0x
24.6x
13.5x
12.6x
11.7x
9.1x
14.4x
12.4x
12.0x
NA
Galileo @ $70 (Street)
Galileo @ $70 (Mgmt)
Galileo @ Spot (Street)
Galileo @ Spot (Mgmt)
Galileo @ HUSP[1] (Street)
Galileo @ HUSP[1] (Mgmt)
ALB
UMI
PQG
CLN
JMAT
PPG
AVNT
ASH
NEU

EV / 2022E EBITDA


Offer Metrics
Current Trading
18.6x
Median (ex-ALB) : 11.1x
Overall Median (ex-ALB) : 11.4x
Median : 11.4x
10.9x
9.9x
10.1x
9.2x
9.5x
8.6x
12.8x
11.6x
10.6x
8.4x
13.3x
11.4x
11.2x
NA
Galileo @ $70 (Street)
Galileo @ $70 (Mgmt)
Galileo @ Spot (Street)
Galileo @ Spot (Mgmt)
Galileo @ HUSP[1] (Street)
Galileo @ HUSP[1] (Mgmt)
ALB
UMI
PQG
CLN
JMAT
PPG
AVNT
ASH
NEU
Catalyst Peers[2]
Specialty Peers[3]

Source: Galileo Projections, Company filings, Capital IQ, IBES estimates, Bloomberg market data as of 05-Apr-2021

Note: Galileo management and Street Case multiples pro forma for $570mm acquisition of Eagle and run-rate acquisition EBITDA. Albemarle pro forma for sale of Eagle. Ashland pro forma for acquisition of personal care business of Shulke & Mayr GmbH. PQ Group pro forma for sale of Performance Materials business, Performance Chemicals business, and purchase of Chem32. NewMarket pro forma for issuance of Senior Notes.

[1] HUSP of $56.54 calculated based on undisturbed share price of $44.05 on 06-Nov-2020 (prior to 40N offer letter) indexed to Galileo's catalyst and specialty peers. [2] Catalyst Peers include Umicore, Albemarle, Johnson Matthey, PQ Group and Clariant. [3] Specialty Peers include PPG, Ashland, Avient and NewMarket.

Proposal in Context: HUSP Analysis and Implied Premiums

Galileo Summary Trading (April 5th, 2021):
- *Closing Price: **$62.59***
- *Daily VWAP: **$62.46***

HUSP Based on 40N Initial Offer Date
- *Undisturbed Date: **06-Nov-2020** (Prior to 40N Initial Offer Letter)*
- *Undisturbed Share Price: **$44.05***

HUSP Based on 40N Director Resignation Date
- *Undisturbed Date: **13-Oct-2020** (Prior to 40N Director Resignation)*
- *Undisturbed Share Price: **$40.06***

Core HUSP Comparables: Chemical Peers	HUSP (Based on 40N Initial Offer)			HUSP (Based on 40N Director Resignation)		
	Price Performance (Since Nov-06)	Implied GRA Share Price	40N $70/sh Offer Premium / (Discount) %	Price Performance (Since Oct-13)	Implied GRA Share Price	40N $70/sh Offer Premium / (Discount) %
Umicore	43.9 %	$ 63.38	10.4 %	26.0 %	$ 50.49	38.6 %
Clariant	10.0 %	48.45	44.5 %	2.9 %	41.21	69.9 %
Johnson Matthey	41.0 %	62.13	12.7 %	35.4 %	54.23	29.1 %
PQ Group	43.6 %	63.26	10.7 %	59.5 %	63.89	9.6 %
PPG	10.7 %	48.75	43.6 %	15.0 %	46.06	52.0 %
Ashland	19.5 %	52.65	33.0 %	22.5 %	49.08	42.6 %
Avient	50.6 %	66.34	5.5 %	54.8 %	62.00	12.9 %
NewMarket	7.6 %	47.39	47.7 %	8.8 %	43.59	60.6 %
Average	**28.4 %**	**$ 56.54**	**23.8 %**	**28.1 %**	**$ 51.32**	**36.4 %**
Median	**30.3 %**	**$ 57.39**	**22.0 %**	**24.3 %**	**$ 49.78**	**40.6 %**
Note: Albemarle	33.9 %	$ 58.97	18.7 %	57.9 %	$ 63.25	10.7 %

Reference Only: Refining Co's	HUSP (Based on 40N Initial Offer)			HUSP (Based on 40N Director Resignation)		
	Price Performance (Since Nov-06)	Implied GRA Share Price	40N $70/sh Offer Premium / (Discount) %	Price Performance (Since Oct-13)	Implied GRA Share Price	40N $70/sh Offer Premium / (Discount) %
HollyFrontier	110.5 %	$ 92.74	(24.5)%	86.3 %	$ 74.65	(6.2)%
Marathon Petroleum	70.9 %	75.27	(7.0)%	83.7 %	73.58	(4.9)%
Phillips 66	75.8 %	77.44	(9.6)%	60.1 %	64.12	9.2 %
Valero Energy	95.5 %	86.12	(18.7)%	80.1 %	72.15	(3.0)%
Average	**88.2 %**	**$ 82.89**	**(15.5)%**	**77.5 %**	**$ 71.12**	**(1.6)%**
Median	**85.6 %**	**$ 81.78**	**(14.4)%**	**81.9 %**	**$ 72.86**	**(3.9)%**

Market Implied Deal Probability and Premiums[1]

If market believes HUSP is…	…then market implied probability of $70/sh Deal is:	…and $70/sh is an implied premium of:
$ 51	60.3 %	37.3 %
$ 52	58.1 %	34.6 %
$ 53	55.6 %	32.1 %
$ 54	52.9 %	29.6 %
$ 55	49.7 %	27.3 %
$ 56	46.1 %	25.0 %
$ 57	42.0 %	22.8 %
$ 58	37.2 %	20.7 %
$ 59	31.4 %	18.6 %
$ 60	24.6 %	16.7 %

Implied Premiums of 40N $70/sh Offer

	Metric	Implied Premium
Spot (05-Apr-2021)	$ 62.59	11.8 %
Spot (31-Mar-2021)	$ 59.86	16.9 %
Daily VWAP (05-Apr-2021)	$ 62.46	12.1 %
Daily VWAP (31-Mar-2021)	$ 60.02	16.6 %
20 Day VWAP (31-Mar-2021)	$ 59.69	17.3 %
30 Day VWAP (31-Mar-2021)	$ 59.82	17.0 %
VWAP since initial offer	$ 55.18	26.9 %
52-Week High	$ 64.93	7.8 %
52-Week High (undisturbed)[2]	$ 73.36	(4.6) %
Chemical Peers HUSP		
Based on 40N Initial Offer Date	$ 56.54	23.8 %
Based on 40N Director Resignation Date	$ 51.32	36.4 %

Source: CIQ, Bloomberg; Market data as of 05-Apr-2021
Note: Price performance calculated based on USD adjusted figures. "HUSP" stands for "Hypothetical Undisturbed Stock Price", and is calculated based on applying average of peer stock price performance to an 'Undisturbed' stock price for Galileo from that reference date through to current (see page 7 for detail on peers and methodology).
[1] Calculated based on offer price of $70/sh and daily VWAP on April 5th, 2021 of $62.46. Analysis does not reflect time value of money through close for simplicity. [2] Based on 52-Week High through undisturbed date of 06-Nov-2020.

DRAFT

Proposal in Context: Research Analyst Perspectives

Select Research Commentary

*We have had a $70 price target on GRA for roughly the past year, reflecting a view that recovery from pandemic-weakened demand levels will continue through 2022. We **assume GRA has been exploring strategic alternatives with other parties** in addition to 40 North, but believe this **take-private transaction offers a potentially less risky path to shareholder value creation** than the uncertain recovery trajectory ahead. 40 North noted its financing is in place and that confirmatory diligence could be completed quickly. We will be interested to see if GRA accepts the bid, continues to explore other alternatives, or decides to forge ahead as an independent company*

Seaport Global 04-Apr-2021

*Unlike prior takeout offers of $65 and $60 (40 North seems to be a fan of round numbers), we now consider the **new level to be "in the ballpark"** of fair value for the company in today's market…**We view the increase as fair.** The new level represents an increase of 7.7% from the prior level of $65 as put forth on 11 January, whereas the S&P500 index has appreciated by 3.9% over the same period. Likewise, the new bid level is 16.7% above 40 North's original bid of $60 per share back on 6 November vs. +13.2% for the broader market. So, having done some additional due diligence, 40 North is now prepared to pay a somewhat higher relative multiple as compared to prior offers…**Unless another bidder is "waiting in the wings", we judge that it is more likely than not that the board will acquiesce.** Given a certain level of acrimony evident in 40 North's communications, the alternative could very well be a proxy contest whereby 40 North would now "play a stronger hand" at $70 vs. $65 or $60.*

04-Apr-2021

*GRA has been the acquirer of two specialty catalyst businesses in the past 8 years (ALB's polyolefin catalyst business, DOW's UNIPOL business) with valuation multiples that averaged 12.7x (pre-synergies). Add to that GRA has traded at roughly 11.7x EBITDA on average over the pre-COVID last 5-years and **it doesn't seem like a stretch to assume they would see full value somewhere in the 11.7-12.7x range**. Equally important, while the prior acquisition multiples were on a TTM EBITDA basis, given COVID-19 we believe mgmt will **expect any valuation multiple to be applied to a more "normalized" number**…[price target] assumes a **50% chance that GRA comes to an agreement in the "full value" range of $75-80** with the remaining **50% that they don't and pushes to our $66 valuation***

BMO 15-Jan-2021

Evolution of Estimates


Street estimates for recovery remain below pre-pandemic levels
$800
$700
$600
$500
$400
Yearly EBITDA Estimate (in USD)
$646
2023E
$580
2022E
$531
2021E
$420
2020A
Mar-2019
Sep-2019
Mar-2020
Sep-2020
Mar-2021
2020A
2021E
2022E
2023E

Source: Wall Street research, IBES consensus estimates as of 05-Apr-2021

II. Review of Financial Projections

DRAFT

Current Management Plan vs. October 2020 Management Plan
(US$ in millions)

Management Financial Projections Comparison

(US$ in mm)	Management Plan (Incl. Eagle) Received: 01/27/21		Management Plan (Excl. Eagle) Received: 01/17/21		October Base Case Received: 09/30/20		October Sensitivity Case Received: 09/30/20	
Revenue & Growth Rates								
2021E	$2,039	nm	$1,943	12.3%	$1,943	12.3%	$1,943	12.3%
2022E	2,288	12.2%	2,115	8.8%	2,115	8.8%	2,115	8.8%
2023E	2,405	5.1%	2,222	5.1%	2,262	7.0%	2,198	3.9%
2024E	2,525	5.0%	2,332	4.9%	2,376	5.0%	2,282	3.8%
2025E	2,648	4.9%	2,443	4.8%	2,544	7.1%	2,366	3.7%
Adjusted EBITDA & Margin								
2021E	$576	28.3%	$541	27.8%	$555	28.6%	$555	28.6%
2022E	702	30.7%	641	30.3%	645	30.5%	645	30.5%
2023E	766	31.9%	699	31.4%	721	31.9%	693	31.5%
2024E	823	32.6%	748	32.1%	779	32.8%	738	32.3%
2025E	882	33.3%	800	32.7%	864	34.0%	769	32.5%
Capital Expenditures								
2021E	$173		$162		$168		$168	
2022E	193		180		169		169	
2023E	210		190		181		176	
2024E	210		190		190		183	
2025E	200		190		204		189	
Revenue Growth CAGRs								
2019A - 2025E	5.2%		3.8%		4.5%		3.2%	
2021E - 2025E	6.8%		5.9%		7.0%		5.0%	
EBITDA Growth CAGRs								
2019A - 2025E	7.4%		5.7%		7.1%		5.0%	
2021E - 2025E	11.2%		10.3%		11.7%		8.5%	

Source: Galileo Projections
Note: Dates represent the date GS and Moelis received the projections.

Mgmt. Plan

Overview of Galileo Financial Projections

Galileo Management Plan

(US$ in millions)

Assumptions

- 2019A-2020A reflect Galileo standalone historical financials
- 2021E-2025E reflect Galileo forecast pro forma for Eagle acquisition
- Tax rate reflects marginal tax rate per Galileo management
- 3rd Party Acq. Costs includes advisory, due diligence, legal, severance / employee benefits, and integration costs related to Eagle acquisition
- Other Cash One Offs includes tolling agreements related to ART joint venture

2021E Adj. EBITDA

Mgmt. Adj. EBITDA	**$ 541**
Eagle Partial 2021E Adj. EBITDA[1]	35
PF 2021E Adj. EBITDA	**$ 576**
Eagle Annualized 2021E EBITDA Adjustment[1]	25
PF Run-Rate 2021E Adj. EBITDA	**$ 601**

Operating Model

FYE 31-Dec	2019A	2020A	2021E	2022E	2023E	2024E	2025E
Revenue	$ 1,958	$ 1,730	$ 2,039	$ 2,288	$ 2,405	$ 2,525	$ 2,648
% Growth		*(11.7)%*	*n/a*	*12.2 %*	*5.1 %*	*5.0 %*	*4.9 %*
Adj. EBITDA	$ 574	$ 420	$ 576	$ 702	$ 766	$ 823	$ 882
Adj. EBITDA Margin	*29.3 %*	*24.3 %*	*28.3 %*	*30.7 %*	*31.9 %*	*32.6 %*	*33.3 %*
(-) D&A	(101)	(108)	(131)	(145)	(152)	(160)	(168)
D&A as % of Sales	*5.1 %*	*6.2 %*	*6.4 %*	*6.4 %*	*6.3 %*	*6.3 %*	*6.3 %*
EBIT	$ 473	$ 312	$ 446	$ 557	$ 614	$ 663	$ 714
(-) Taxes	(125)	(81)	(116)	(145)	(160)	(172)	(186)
Tax Rate	*26.4 %*	*25.9 %*	*26.0 %*	*26.0 %*	*26.0 %*	*26.0 %*	*26.0 %*
NOPAT	$ 348	$ 231	$ 330	$ 412	$ 454	$ 491	$ 528
(+) D&A			131	145	152	160	168
(+/-) Change in Net Working Capital			(78)	(28)	(22)	(24)	(24)
(-) Capital Expenditure			(173)	(193)	(210)	(210)	(200)
(-) Cash Paid for Chapter 11 and Asbestos			(9)	(3)	(2)	(2)	(2)
(-) Cash Paid for Environmental Remediation			(33)	(34)	(38)	(32)	(12)
(-) 3rd Party Acq. Costs			(19)	0	0	0	0
(-) Other Cash One-Offs			53	1	0	1	0
Unlevered Free Cash Flow			$202	$ 301	$ 334	$ 384	$ 458

Run-Rate Adjustment for Market Multiples Analysis

Source: Galileo Projections

[1] Eagle Partial 2021E Adj. EBITDA assuming May 31, 2021 Eagle transaction close

Street Case

Overview of Galileo Street Projections

Street Case Based on IBES Estimates and Extrapolations (US$ in millions)

Assumptions

- **Revenue:**
  - IBES Revenue in 21E-23E based on consensus estimates. Eagle Revenue in 21E-23E assumes 5% haircut to Mgmt. Plan.
  - 24E-25E revenue growth for IBES and Eagle extrapolated based on average of growth rate of 22E-23E
- **EBITDA:**
  - IBES EBITDA in 21E-23E based on consensus estimates. Eagle EBITDA in 21E-23E assumes 100bps margin haircut to Mgmt. Plan.
  - 24E-25E EBITDA Margin for IBES and Eagle held flat based on 23E margins.
- **D&A:** Total D&A calculated based on IBES D&A % of sales applied to Total Revenue (inclusive of Eagle Revenue)
- **Capex:** Capex as % of Sales in 21E-23E based on consensus estimates and held flat from 23E onwards. Same capex as % of sales applied to Eagle.
- **NWC:** Change in NWC as % of Sales of (8.2%) based on 3-year historical average and held flat for 21E-25E
- **Other Cash Items:** Cash paid for Legacy Product, Environmental, and Other Claims of $21mm based on 3-year historical average and held flat for 21E-25E

2021E Adj. EBITDA

IBES Adj. EBITDA	**$ 531**
Eagle Partial 2021E Adj. EBITDA[1]	35
PF 2021E Adj. EBITDA	**$ 566**
Eagle Annualized 2021E EBITDA Adjustment[1]	25
PF Run-Rate 2021E Adj. EBITDA	**$ 591**

Operating Model

		IBES Estimates			Extrapolations	
FYE 31-Dec	**2020A**	**2021E**	**2022E**	**2023E**	**2024E**	**2025E**
IBES Revenue	**$ 1,730**	**$ 1,893**	**$ 1,990**	**$ 2,153**	**$ 2,296**	**$ 2,449**
% IBES Revenue Growth	*(11.7)%*	*9.5 %*	*5.1 %*	*8.2 %*	*6.6 %*	*6.6 %*
Eagle Revenue		**$ 95**	**$ 164**	**$ 174**	**$ 181**	**$ 189**
% Extrapolated Revenue Growth		*na*	*nm*	*6.1 %*	*4.3 %*	*4.3 %*
Total Revenue	**$ 1,730**	**$ 1,988**	**$ 2,154**	**$ 2,327**	**$ 2,478**	**$ 2,638**
% Revenue Growth	*(11.7)%*	*nm*	*nm*	*8.0 %*	*6.5 %*	*6.5 %*
IBES Adj. EBITDA	**$ 420**	**$ 531**	**$ 580**	**$ 646**	**$ 689**	**$ 735**
% IBES Adj. EBITDA Margin	*24.3 %*	*28.0 %*	*29.2 %*	*30.0 %*	*30.0 %*	*30.0 %*
Eagle Adj. EBITDA		**$ 35**	**$ 57**	**$ 62**	**$ 65**	**$ 68**
% Assumed Adj. EBITDA Margin		*37.5 %*	*34.5 %*	*35.9 %*	*35.9 %*	*35.9 %*
Adj. EBITDA	**$ 420**	**$ 566**	**$ 637**	**$ 708**	**$ 754**	**$ 803**
Adj. EBITDA Margin	*24.3 %*	*28.5 %*	*29.6 %*	*30.4 %*	*30.4 %*	*30.4 %*
(-) IBES D&A		(119)	(114)	(128)	(137)	(146)
(-) Eagle D&A		(6)	(9)	(10)	(11)	(11)
(-) Total D&A		(125)	(124)	(138)	(147)	(157)
D&A as % of Sales		*6.3 %*	*5.7 %*	*5.9 %*	*5.9 %*	*5.9 %*
Adj. EBIT	**$ 420**	**$441**	**$ 513**	**$ 570**	**$ 607**	**$ 646**
(-) Taxes	(109)	(115)	(133)	(148)	(158)	(168)
Tax Rate	*26 %*	*26 %*	*26 %*	*26 %*	*26 %*	*26 %*
NOPAT	**$ 311**	**$ 326**	**$ 380**	**$ 422**	**$ 449**	**$ 478**
(+) Total D&A		125	124	138	147	157
(-) IBES Capital Expenditure	(156)	(155)	(165)	(168)	(181)	(195)
(-) Eagle Capital Expenditure		(8)	(14)	(14)	(15)	(15)
(-) Total Capital Expenditure		(163)	(179)	(181)	(196)	(211)
Capex as % of Sales		*8.2 %*	*8.3 %*	*7.8 %*	*7.9 %*	*8.0 %*
(+/-) Change in Net Working Capital	64	(13)	(8)	(13)	(12)	(13)
(-) Cash paid for Legacy Product, Environmental, and Other Claims	(21)	(21)	(21)	(21)	(21)	(21)
Unlevered Free Cash Flow		**$254**	**$ 296**	**$ 345**	**$ 368**	**$ 390**

Run-Rate Adjustment for Market Multiples Analysis

Source: IBES estimates as of 05-Apr-2021, Company Filings. [1] Eagle Partial 2021E Adj. EBITDA assuming May 31, 2021 Eagle transaction close

DRAFT

STRICTLY PRIVATE & CONFIDENTIAL - HIGHLY SENSITIVE INFORMATION

Basis for Preliminary Illustrative Analysis

Comparison of Management Plan vs. Street Case
(US$ in millions, except per share data)

Revenue

'21E - '25E Mgmt. Plan CAGR: 5.9%
'21E - '25E Street Case CAGR: 7.3%

	2021E	2022E	2023E	2024E	2025E
Δ Mgmt Plan (incl. Eagle) – Street Case	$ 51	$ 133	$ 78	$ 48	$ 10
% Mgmt. Plan above Street Case	2.5 %	5.8 %	3.2 %	1.9 %	0.4 %



$2,039
$1,988
$2,288
$2,154
$2,405
$2,327
$2,525
$2,478
$2,648
$2,638
2021E
2022E
2023E
2024E
2025E

# of Brokers	10	9	5	Extrapolations	

EBITDA

'21E - '25E Mgmt. Plan CAGR: 10.3%
'21E - '25E Street Case CAGR: 9.1%

	2021E	2022E	2023E	2024E	2025E
Δ Mgmt Plan (incl. Eagle) – Street Case	$ 10	$ 65	$ 58	$ 68	$ 79
% Mgmt. Plan above Street Case	1.8 %	9.3 %	7.5 %	8.3 %	9.0 %



$576
$566
$702
$637
$766
$708
$823
$754
$882
$803
2021E
2022E
2023E
2024E
2025E

# of Brokers	10	9	4	Extrapolations	

Capital Expenditure

'21E - '25E Mgmt. Plan Avg $182
'21E - '25E Street Case Avg $186

	2021E	2022E	2023E	2024E	2025E
Δ Mgmt Plan (incl. Eagle) – Street Case	$ 10	$ 14	$ 29	$ 14	$(11)
% Mgmt. Plan above Street Case	5.7 %	7.2 %	13.8 %	6.8 %	(5.7)%



$173
$163
$193
$179
$210
$181
$210
$196
$200
$211
2021E
2022E
2023E
2024E
2025E

# of Brokers	7	6	4	Extrapolations	

Earnings Per Share

'21E - '25E Mgmt. Plan CAGR: 14.1%
'21E - '25E Street Case CAGR: 13.9%

	2021E	2022E	2023E	2024E	2025E
Δ Mgmt Plan (incl. Eagle) – Street Case	$ 0.04	$ 0.46	$ 0.39	$ 0.22	$ 0.32
% Mgmt. Plan above Street Case	1.0 %	8.7 %	6.7 %	3.4 %	4.6 %



$4.01
$3.97
$5.24
$4.79
$5.88
$5.49
$6.44
$6.22
$7.01
$6.69
2021E
2022E
2023E
2024E
2025E

# of Brokers	11	11	4	Extrapolations	

Source: Galileo Projections, Bloomberg market data and IBES estimates as of 05-Apr-2021
Note: Galileo Mgmt. Plan includes Eagle. Street Case adjusts IBES estimates for haircut of Eagle forecasts (see prior page). Eagle figures for 2021E pro rata for expected transaction close in May 31, 2021.

III. Preliminary Financial Analysis

DRAFT

Preliminary Illustrative Summary of Financial Analysis (1/2)

(US$ in millions, except per share values)

Analyses

Methodology	Illustrative Value	Commentary
Discounted Cash Flow *Management Plan*	$70.74 – $91.24 Value range excl. tax attributes: **$61.65-$82.25**	■ Galileo Projections (Management Plan) discounted at an illustrative 8.0% – 9.0% WACC and applying an Illustrative 9.5x to 11.5x Terminal Year (LTM) Exit Multiple. Figures are inclusive of ~$9/share of incremental tax attributes (based on Galileo Management) ■ Implies 81.4% of EV in Terminal Value (based on midpoint of range) ■ Implied PGR range of 2.0% to 3.9% ■ Does not adjust EV for any environmental liabilities, other than the cash funding impact provided in the Galileo Projections
Discounted Cash Flow *Street Case*	$60.08 – $80.19 Value range incl. tax attributes: **$68.37-$88.38**	■ Street Case discounted at an illustrative 8.0% – 9.0% WACC and applying an Illustrative 9.5x to 11.5x Terminal Year (LTM) Exit Multiple. Figures exclude any estimated value street might make (~$8/share on public disclosure) on incremental tax attributes ■ Implies 80.8% of EV in Terminal Value (based on midpoint of range) ■ Implied PGR range of 2.0% to 3.9% ■ Does not adjust EV for any environmental liabilities, other than the cash funding impact from 2021E to 2025E
Present Value of Future Share Price *Management Plan*	$57.97 – $86.92	■ Calculated applying Illustrative NTM EBITDA multiples of 9.0 x – 11.5 x to Management Plan ■ Discounts implied future value to current using an illustrative cost of equity of 10.2%
Present Value of Future Share Price *Street Case*	$50.99 – $78.83	■ Calculated applying Illustrative NTM EBITDA multiples of 9.0 x – 11.5 x to Street Case ■ Discounts implied future value to current using an illustrative cost of equity of 10.2%
Leveraged Buyout Analysis *Management Plan*	$51.35 – $76.46	■ Initial leverage of 6.0 x LTM PF EBITDA ($498mm) ■ Calculated applying Illustrative 9.5 x – 11.5 x 2025E LTM EBITDA Exit multiples at an illustrative target IRR range of 12.5%-17.5%

Undisturbed (Prior to 40N Initial Offer): $44.05

40N Offer: $70.00

Source: Galileo Projections, Bloomberg market data and IBES estimates as of 05-Apr-2021

Note: Assumes a valuation date of 31-Dec-2020. Assumes year end net debt balance of $2,257mm per 2020 10-K and adjusted for $570mm acquisition of Eagle. ¹"HUSP" stands for "Hypothetical Undisturbed Stock Price", and is calculated based on applying average of peer stock price performance to an 'Undisturbed' stock price for Galileo from that reference date through to current (see page 7 for detail on peers and methodology).

Preliminary Illustrative Summary of Financial Analysis (2/2)

(US$ in millions, except per share values)

	Methodology	Illustrative Value	Commentary
Analyses (Con't)	**Precedent Transactions** *(2021E EBITDA)*	$48.94 – $114.56	■ Illustrative 9.2 x – 16.5 x EV/ LTM EBITDA multiples applied to 2021E PF Management Plan EBITDA ($601mm) — Note: 2021E Management Plan (excl. Eagle) is in line with 2019A actual results ■ Based on precedent specialty chemicals transactions
Analyses (Con't)	**Premia Paid** *(Undisturbed Share Price – Initial 40N Offer Letter Date)*	$53.30 – $62.82	■ Illustrative 21.0% to 42.6% premia range based on 25th to 75th percentile range of median premia paid for 100% cash deals with U.S. targets between $5bn and $10bn from 2016 – 2021YTD ■ Premia range applied to share price of $44.05 as of 06-Nov-2020 (prior to initial 40N offer letter for $60/sh)
Analyses (Con't)	**Premia Paid** *(HUSP[1] based on Initial 40N Offer Letter Date)*	$68.41 – $80.63	■ Illustrative 21.0% to 42.6% premia range based on 25th to 75th percentile range of median premia paid for 100% cash deals with U.S. targets between $5bn and $10bn from 2016 – 2021YTD ■ Premia range applied to estimated HUSP of $56.54 as of 05-April-2021 (+28.3% vs. Undisturbed of $44.05)
Public Information	**52-Week Trading Range**	$33.13 – $64.93	■ High close (15-Jan-2021); Low close (01-Apr-2020) ■ 6-Month VWAP: $54.52 ▲ Pre-Covid Share Price: $63.17 (13-Feb-2020) ▲ Undisturbed 52-Week High (through 06-Nov-2020): $73.36 (16-Jan-2020)
Public Information	**Research Analyst Price Targets**	$65.00 – $75.00	■ High Estimate (Monness, Crespi, Hardt) ■ Low Estimate (Wells Fargo, Loop) ■ Median: $69.00
Public Information	**Public Comparables** *(2021E EBITDA)*	$48.04 – $95.68	■ Illustrative 9.1 x – 14.4 x 2021E EBITDA multiples per low (JMAT) and high (PPG) end of catalyst and specialty peer set (excluding Albemarle) ■ 2021E EBITDA based on Management Plan ■ Current EV / IBES 2021E EBITDA implied multiple of 11.6 x ■ 40N Proposal implies EV / IBES 2021E EBITDA of 12.6 x, and 11.8 x based on Street Case (adjusted for Eagle)
Public Information	**Public Comparables** *(2022E EBITDA)*	$54.46 – $105.93	■ Illustrative 8.4 x – 13.3 x 2022E EBITDA multiples per low (JMAT) and high (PPG) end of catalyst and specialty peer set (excluding Albemarle) ■ 2022E EBITDA based on Management Plan ■ Current EV / IBES 2022E EBITDA implied multiple of 10.6 x ■ 40N Proposal implies EV / IBES 2022E EBITDA of 10.9 x, and 11.5 x based on Street Case (adjusted for Eagle)

Undisturbed (Prior to 40N Initial Offer): $44.05

40N Offer: $70.00

Source: Galileo Projections, Bloomberg market data and IBES estimates as of 05-Apr-2021

Note: Assumes a valuation date of 31-Dec-2020. Assumes year end net debt balance of $2,257mm per 2020 10-K and adjusted for $570mm acquisition of Eagle. [1]"HUSP" stands for "Hypothetical Undisturbed Stock Price", and is calculated based on applying average of peer stock price performance to an 'Undisturbed' stock price for Galileo from that reference date through to current (see page 7 for detail on peers and methodology).

Mgmt. Plan

Illustrative Discounted Cash Flow Analysis

Galileo Management Plan

(US$ in per share values)

Incl. Value of Tax Attributes

Implied Share Price[1]

WACC	TY EV / LTM EBITDA Exit Multiple 9.5 x	10.0 x	10.5 x	11.0 x	11.5 x
8.00 %	$ 74.74	$ 78.87	$ 82.99	$ 87.12	$ 91.24
8.25 %	73.72	77.81	81.88	85.96	90.03
8.50 %	72.71	76.75	80.78	84.81	88.84
8.75 %	71.72	75.71	79.70	83.68	87.67
9.00 %	70.74	74.69	78.63	82.57	86.51

Excl. Value of Tax Attributes

Implied Share Price

WACC	TY EV / LTM EBITDA Exit Multiple 9.5 x	10.0 x	10.5 x	11.0 x	11.5 x
8.00 %	$ 65.69	$ 69.85	$ 73.99	$ 78.12	$ 82.25
8.25 %	64.66	68.78	72.87	76.96	81.04
8.50 %	63.64	67.72	71.77	75.81	79.85
8.75 %	62.64	66.67	70.68	74.68	78.67
9.00 %	61.65	65.64	69.61	73.56	77.51

Implied PGR

WACC	TY EV / LTM EBITDA Exit Multiple 9.5 x	10.0 x	10.5 x	11.0 x	11.5 x
8.00 %	2.0 %	2.2 %	2.5 %	2.7 %	3.0 %
8.25 %	2.2	2.5	2.7	3.0	3.2
8.50 %	2.4	2.7	3.0	3.2	3.4
8.75 %	2.6	2.9	3.2	3.4	3.7
9.00 %	2.9	3.2	3.4	3.7	3.9

Source: Galileo Projections, Bloomberg market data and IBES estimates as of 05-Apr-2021
Note: Assumes a valuation date of 31-Dec-2020. Assumes Eagle transaction close date of 31-May-2021. Terminal year change in working capital based on NWC as a % of revenue as per Galileo management. Terminal year D&A equated to 95% of terminal year capex as per Galileo management. Terminal year capex assumed to be 8% of terminal year sales per in line historical average per Galileo Management. Assumes marginal tax rate of 26.0% in terminal year per management estimates. Terminal year EBITDA estimated on a preliminary basis at $823mm, per Galileo Management (see appendix page 30). Assumes 2020 year end net debt balance of $2,257mm per 2020 10-K and adjusted for $570mm Eagle acquisition). Based on fully diluted shares outstanding (treasury stock method applied to all in-the-money dilutive securities) per Galileo management.
[1]Implied equity value includes present value of tax attributes for Galileo (~$600mm, ~$9.10/share). Tax attribute utilization (per Galileo management and assumptions) discounted at Galileo's illustrative cost of debt (4.500%). Analysis subject to further refinement.

Street Case

Illustrative Discounted Cash Flow Analysis

Street Case Based on IBES Estimates and Extrapolation
(US$ in per share values)

Incl. Value of Tax Attributes

Implied Share Price[1]

WACC	TY EV / LTM EBITDA Exit Multiple				
	9.5 x	10.0 x	10.5 x	11.0 x	11.5 x
8.00 %	$ 72.29	$ 76.32	$ 80.34	$ 84.36	$ 88.38
8.25 %	71.29	75.27	79.26	83.23	87.20
8.50 %	70.30	74.25	78.18	82.11	86.04
8.75 %	69.33	73.23	77.12	81.01	84.89
9.00 %	68.37	72.23	76.07	79.92	83.76

Excl. Value of Tax Attributes

Implied Share Price

WACC	TY EV / LTM EBITDA Exit Multiple				
	9.5 x	10.0 x	10.5 x	11.0 x	11.5 x
8.00 %	$ 64.03	$ 68.09	$ 72.13	$ 76.17	$ 80.19
8.25 %	63.02	67.04	71.04	75.03	79.01
8.50 %	62.03	66.00	69.96	73.91	77.85
8.75 %	61.05	64.98	68.90	72.80	76.69
9.00 %	60.08	63.97	67.85	71.71	75.56

Implied PGR

WACC	TY EV / LTM EBITDA Exit Multiple				
	9.5 x	10.0 x	10.5 x	11.0 x	11.5 x
8.00 %	2.0 %	2.3 %	2.6 %	2.8 %	3.0 %
8.25 %	2.2	2.5	2.8	3.0	3.2
8.50 %	2.5	2.8	3.0	3.3	3.5
8.75 %	2.7	3.0	3.2	3.5	3.7
9.00 %	2.9	3.2	3.5	3.7	3.9

Source: Galileo Projections, Bloomberg market data and IBES estimates as of 05-Apr-2021
Note: Assumes a valuation date of 31-Dec-2020. Assumes Eagle transaction close date of 31-May-2021. Terminal year change in working capital based on NWC as a % of revenue as per Galileo management. Terminal year D&A equated to 95% of terminal year capex as per Galileo management. Assumes marginal tax rate of 26.0% in terminal year per management estimates. Assumes 2020 year end net debt balance of $2,257mm per 2020 10-K and adjusted for $570mm Eagle acquisition). Based on fully diluted shares outstanding (treasury stock method applied to all in-the-money dilutive securities) per Galileo management.
[1]Implied equity value includes net deferred tax assets per 2020 10-K (~$557mm, ~$8/share). Analysis subject to further refinement.

Mgmt. Plan

Illustrative Discounted Cash Flow Sensitivities

Galileo Management Plan

Implied Galileo Share Price (Includes Tax Attributes) | (US$ in per share values)

@ 9.5x LTM Exit Multiple

Revenue Growth Sensitivity Analysis

WACC	Annual Incremental Change in Revenue Growth: -300bps	-200bps	-100bps	0bps
8.00 %	$ 63.29	$ 66.99	$ 70.80	$ 74.74
8.25 %	62.39	66.05	69.82	73.72
8.50 %	61.50	65.12	68.86	72.71
8.75 %	60.62	64.20	67.90	71.72
9.00 %	59.76	63.29	66.96	70.74

EBITDA Margin Sensitivity Analysis

WACC	Annual Incremental Change in EBITDA Margin: -300bps	-200bps	-100bps	0bps
8.00 %	$ 64.28	$ 67.78	$ 71.27	$ 74.74
8.25 %	63.36	66.82	70.28	73.72
8.50 %	62.44	65.88	69.30	72.71
8.75 %	61.54	64.94	68.34	71.72
9.00 %	60.65	64.02	67.38	70.74

@ 8.50% WACC

LTM Exit Multiple	Annual Incremental Change in Revenue Growth: -300bps	-200bps	-100bps	0bps
11.5 x	$ 75.62	$ 79.87	$ 84.28	$ 88.84
11.0 x	72.11	76.20	80.43	84.81
10.5 x	68.58	72.52	76.58	80.78
10.0 x	65.04	68.82	72.72	76.75
9.5 x	61.50	65.12	68.86	72.71

LTM Exit Multiple	Annual Incremental Change in EBITDA Margin: -300bps	-200bps	-100bps	0bps
11.5 x	$ 77.18	$ 81.07	$ 84.95	$ 88.84
11.0 x	73.51	77.28	81.05	84.81
10.5 x	69.83	73.49	77.14	80.78
10.0 x	66.14	69.69	73.22	76.75
9.5 x	62.44	65.88	69.30	72.71

Source: Galileo Projections, Bloomberg market data and IBES estimates as of 05-Apr-2021
Note: Assumes a valuation date of 31-Dec-2020. Assumes Eagle transaction close date of 31-May-2021. Terminal year change in working capital based on NWC as a % of revenue as per Galileo management. Terminal year D&A equated to 95% of terminal year capex as per Galileo management. Terminal year capex assumed to be 8% of terminal year sales per in line historical average per Galileo Management. Terminal year EBITDA estimated on a preliminary basis at $823mm, per Galileo Management (see appendix page 30). Assumes marginal tax rate of 26.0% in terminal year per management estimates. Assumes 2020 year end net debt balance of $2,257mm per 2020 10-K and adjusted for $570mm Eagle acquisition). Implied equity value includes present value of tax attributes for Galileo (~$600mm, ~$9.10/share). Tax attribute utilization (per Galileo management and assumptions) discounted at Galileo's illustrative cost of debt (4.500%). Analysis subject to further refinement. Based on fully diluted shares outstanding (treasury stock method applied to all in-the-money dilutive securities) per Galileo management. Revenue growth and EBITDA margin bps represents haircut or addition to base case percentages (e.g. 0bps means no change to base case revenue growth vs. revenue growth assumed to be 0%). Plan EBITDA margin held constant in revenue growth sensitivity table. Plan revenue growth held constant in EBITDA margin sensitivity table.

Street Case

Illustrative Discounted Cash Flow Sensitivities

Street Case Based on IBES Estimates and Extrapolation

Implied Galileo Share Price (Excludes Tax Attributes) | (US$ in per share values)

@ 9.5x LTM Exit Multiple

Revenue Growth Sensitivity Analysis

WACC	Annual Incremental Change in Revenue Growth: -300bps	-200bps	-100bps	0bps
8.00 %	$ 52.44	$ 56.18	$ 60.03	$ 64.03
8.25 %	51.56	55.26	59.07	63.02
8.50 %	50.69	54.34	58.12	62.03
8.75 %	49.83	53.44	57.18	61.05
9.00 %	48.98	52.56	56.26	60.08

EBITDA Margin Sensitivity Analysis

WACC	Annual Incremental Change in EBITDA Margin: -300bps	-200bps	-100bps	0bps
8.00 %	$ 53.25	$ 56.85	$ 60.44	$ 64.03
8.25 %	52.35	55.92	59.47	63.02
8.50 %	51.46	54.99	58.51	62.03
8.75 %	50.57	54.07	57.57	61.05
9.00 %	49.70	53.17	56.63	60.08

@ 8.50% WACC

Revenue Growth Sensitivity Analysis

LTM Exit Multiple	Annual Incremental Change in Revenue Growth: -300bps	-200bps	-100bps	0bps
11.5 x	$ 64.53	$ 68.83	$ 73.26	$ 77.85
11.0 x	61.08	65.22	69.50	73.91
10.5 x	57.62	61.59	65.71	69.96
10.0 x	54.16	57.97	61.92	66.00
9.5 x	50.69	54.34	58.12	62.03

EBITDA Margin Sensitivity Analysis

LTM Exit Multiple	Annual Incremental Change in EBITDA Margin: -300bps	-200bps	-100bps	0bps
11.5 x	$ 65.81	$ 69.83	$ 73.84	$ 77.85
11.0 x	62.22	66.13	70.03	73.91
10.5 x	58.64	62.42	66.20	69.96
10.0 x	55.06	58.71	62.35	66.00
9.5 x	51.46	54.99	58.51	62.03

Source: Galileo Projections, Bloomberg market data and IBES estimates as of 05-Apr-2021

Note: Assumes a valuation date of 31-Dec-2020. Assumes Eagle transaction close date of 31-May-2021. Terminal year change in working capital based on NWC as a % of revenue as per Galileo management. Terminal year D&A equated to 95% of terminal year capex as per Galileo management. Assumes marginal tax rate of 26.0% in terminal year per management estimates. Assumes 2020 year end net debt balance of $2,257mm per 2020 10-K and adjusted for $570mm Eagle acquisition). Implied equity value does not include net deferred tax assets. Analysis subject to further refinement. Based on fully diluted shares outstanding (treasury stock method applied to all in-the-money dilutive securities) per Galileo management. Revenue growth and EBITDA margin bps represents haircut or addition to street case percentages (e.g. 0bps means no change to street case revenue growth vs. revenue growth assumed to be 0%). Street case EBITDA margin held constant in revenue growth sensitivity table. Street case revenue growth held constant in EBITDA margin sensitivity table.

Mgmt. Plan

Illustrative Present Value of Future Share Price Analysis

Galileo Management Plan

(US$ in per share values)

Future Nominal Value of Share Price[1]


$ 130
$ 120
$ 110
$ 100
$ 90
$ 80
$ 70
$ 60
$ 50
$ 120.21
$ 113.62
$ 107.03
$ 100.43
$ 93.84
$ 94.93
$ 94.64
$ 88.49
$ 82.34
$ 89.21
$ 83.48
$ 82.26
$ 77.75
$ 72.02
$ 77.00
$ 71.75
$ 66.50
$ 61.25
Current: $62.59
Current
2021
2022
2023
2024
December 31

Present Value of Future Share Price + Dividends[2]


$ 130
$ 120
$ 110
$ 100
$ 90
$ 80
$ 70
$ 60
$ 50
Illustrative Cost of Equity: 10.2%
$ 86.92
$ 84.38
$ 82.45
$ 81.64
$ 79.79
$ 77.98
$ 77.03
$ 76.92
$ 75.19
$ 73.51
$ 72.27
$ 72.21
$ 70.60
$ 69.04
$ 67.50
$ 67.49
$ 66.00
$ 62.74
$ 62.77
$ 57.97
Current: $62.59
Current
2021
2022
2023
2024
December 31

9.0x NTM EBITDA Multiple — 9.5x NTM EBITDA Multiple — 10.0x NTM EBITDA Multiple — 10.5x NTM EBITDA Multiple — 11.0x NTM EBITDA Multiple

Source: Galileo Projections, Bloomberg market data as of 05-Apr-2021

Note: Net debt balance per Galileo Projections (adjusted for $570mm Eagle acquisition). Present value includes value of future dividends per Galileo Projections. Share prices exclude value of tax attributes (i.e. assumes value subsumed in trading multiple)

[1] Represents the future value of Galileo's share price at December 31st of each respective year, based on applicable multiple shown.

[2] Future share prices discounted to 31-Dec-2020.

DRAFT

STRICTLY PRIVATE & CONFIDENTIAL - HIGHLY SENSITIVE INFORMATION

Street Case

Illustrative Present Value of Future Share Price Analysis

Street Case Based on IBES Estimates and Extrapolation

(US$ in per share values)

Future Nominal Value of Share Price[1]



$ 130
$ 120
$ 110
$ 100
$ 90
$ 80
$ 70
$ 60
$ 50
Current:
$62.59
$ 72.74
$ 67.98
$ 63.22
$ 58.46
$ 53.69
$ 86.85
$ 81.55
$ 76.25
$ 70.95
$ 65.66
$ 97.37
$ 91.73
$ 86.10
$ 80.46
$ 74.82
$ 108.70
$ 102.70
$ 96.69
$ 90.69
$ 84.69
Current
2021
2022
2023
2024
December 31

Present Value of Future Share Price + Dividends[2]



$ 130
$ 120
$ 110
$ 100
$ 90
$ 80
$ 70
$ 60
$ 50
Illustrative Cost of Equity: 10.2%
Current:
$62.59
$ 68.28
$ 63.96
$ 59.64
$ 55.32
$ 50.99
$ 74.80
$ 70.44
$ 66.08
$ 61.72
$ 57.35
$ 77.00
$ 72.79
$ 68.58
$ 64.36
$ 60.15
$ 78.83
$ 74.77
$ 70.70
$ 66.63
$ 62.56
Current
2021
2022
2023
2024
December 31

9.0x NTM EBITDA Multiple — 9.5x NTM EBITDA Multiple — 10.0x NTM EBITDA Multiple — 10.5x NTM EBITDA Multiple — 11.0x NTM EBITDA Multiple

Source: Galileo Projections, Bloomberg market data and IBES Estimates as of 05-Apr-2021
Note: Net debt balance per Street Case (adjusted for $570mm Eagle acquisition). Present value includes value of future dividends per Galileo Projections. Share prices exclude value of tax attributes (i.e. assumes value subsumed in trading multiple)
[1] *Represents the future value of Galileo's share price at December 31st of each respective year, based on applicable multiple shown.*
[2] *Future share prices discounted to 31-Dec-2020.*

DRAFT

STRICTLY PRIVATE & CONFIDENTIAL - HIGHLY SENSITIVE INFORMATION

Mgmt. Plan

Illustrative Present Value of Future Share Price Sensitivities

Galileo Management Plan | EBITDA Margin Sensitivity (US$ in per share values)

Galileo 2021E Current EV/ EBITDA Multiple:
Mgmt: 10.7x
Street: 10.9x

Galileo Current Share Price:
$62.59

40N Proposal:
$70.00

PV of Future Share Price @ YE 2021

Annual Incremental Change in EBITDA Margin

NTM EBITDA Multiple	-400bps	-300bps	-200bps	-100bps	0bps
9.0 x	$ 45.56	$ 48.66	$ 51.76	$ 54.87	$ 57.97
9.5 x	49.70	52.96	56.22	59.48	62.74
10.0 x	53.84	57.26	60.67	64.09	67.50
10.5 x	57.99	61.56	65.13	68.70	72.27
11.0 x	62.13	65.86	69.58	73.31	77.03

PV of Future Share Price @ YE 2022

Annual Incremental Change in EBITDA Margin

NTM EBITDA Multiple	-400bps	-300bps	-200bps	-100bps	0bps
9.0 x	$ 50.93	$ 53.89	$ 56.85	$ 59.81	$ 62.77
9.5 x	55.05	58.16	61.27	64.38	67.49
10.0 x	59.18	62.43	65.69	68.95	72.21
10.5 x	63.30	66.71	70.11	73.52	76.92
11.0 x	67.42	70.98	74.53	78.09	81.64

Mgmt. Plan EBITDA Margin Profile

- 2021E: **28.3%**
- 2022E: **30.7%**
- 2023E: **31.9%**
- 2024E: **32.6%**
- 2025E: **33.3%**

PV of Future Share Price @ YE 2023

Annual Incremental Change in EBITDA Margin

NTM EBITDA Multiple	-400bps	-300bps	-200bps	-100bps	0bps
9.0 x	$ 54.72	$ 57.54	$ 60.36	$ 63.18	$ 66.00
9.5 x	58.75	61.71	64.67	67.64	70.60
10.0 x	62.78	65.88	68.99	72.09	75.19
10.5 x	66.81	70.06	73.30	76.54	79.79
11.0 x	70.84	74.23	77.61	81.00	84.38

PV of Future Share Price @ YE 2024

Annual Incremental Change in EBITDA Margin

NTM EBITDA Multiple	-400bps	-300bps	-200bps	-100bps	0bps
9.0 x	$ 58.31	$ 60.99	$ 63.68	$ 66.36	$ 69.04
9.5 x	62.24	65.06	67.88	70.69	73.51
10.0 x	66.17	69.12	72.08	75.03	77.98
10.5 x	70.10	73.19	76.28	79.36	82.45
11.0 x	74.04	77.26	80.48	83.70	86.92

Source: Galileo Projections, Bloomberg market data and IBES estimates as of 05-Apr-2021
Note: Net debt balance per Galileo Projections (adjusted for $570mm Eagle acquisition). Present value includes value of future dividends per Galileo management assumptions. Share prices exclude value of tax attributes. Revenue growth and EBITDA margin bps represents haircut or addition to base case percentages (e.g. 0bps means no change to base case revenue growth vs. revenue growth assumed to be 0%.)
[1] Represents the future value of Galileo's share price at December 31st of each respective year, based on applicable multiple shown.
[2] Future share prices discounted to 31-Dec-2020.

Street Case

Illustrative Present Value of Future Share Price Sensitivities

Street Case Based on IBES Estimates and Extrapolation | EBITDA Margin Sensitivity (US$ in per share values)

Galileo 2021E Current EV/ EBITDA Multiple:
Mgmt: 10.7x
Street: 10.9x

Galileo Current Share Price:
$62.59

40N Proposal:
$70.00

PV of Future Share Price @ YE 2021

NTM EBITDA Multiple	Annual Incremental Change in EBITDA Margin: -400bps	-300bps	-200bps	-100bps	0bps
9.0 x	$ 39.30	$ 42.22	$ 45.15	$ 48.07	$ 50.99
9.5 x	43.04	46.11	49.18	52.25	55.32
10.0 x	46.77	49.99	53.20	56.42	59.64
10.5 x	50.51	53.87	57.23	60.60	63.96
11.0 x	54.25	57.75	61.26	64.77	68.28

PV of Future Share Price @ YE 2022

NTM EBITDA Multiple	Annual Incremental Change in EBITDA Margin: -400bps	-300bps	-200bps	-100bps	0bps
9.0 x	$ 45.89	$ 48.76	$ 51.62	$ 54.49	$ 57.35
9.5 x	49.68	52.69	55.70	58.71	61.72
10.0 x	53.47	56.62	59.77	62.93	66.08
10.5 x	57.26	60.56	63.85	67.15	70.44
11.0 x	61.05	64.49	67.93	71.36	74.80

Street Case EBITDA Margin Profile

- 2021E: **28.5%**
- 2022E: **29.6%**
- 2023E: **30.4%**
- 2024E: **30.4%**
- 2025E: **30.4%**

PV of Future Share Price @ YE 2023

NTM EBITDA Multiple	Annual Incremental Change in EBITDA Margin: -400bps	-300bps	-200bps	-100bps	0bps
9.0 x	$ 49.08	$ 51.85	$ 54.61	$ 57.38	$ 60.15
9.5 x	52.74	55.64	58.55	61.46	64.36
10.0 x	56.40	59.44	62.49	65.53	68.58
10.5 x	60.06	63.24	66.42	69.60	72.79
11.0 x	63.71	67.04	70.36	73.68	77.00

PV of Future Share Price @ YE 2024

NTM EBITDA Multiple	Annual Incremental Change in EBITDA Margin: -400bps	-300bps	-200bps	-100bps	0bps
9.0 x	$ 51.86	$ 54.54	$ 57.21	$ 59.89	$ 62.56
9.5 x	55.40	58.20	61.01	63.82	66.63
10.0 x	58.93	61.87	64.81	67.76	70.70
10.5 x	62.46	65.54	68.61	71.69	74.77
11.0 x	66.00	69.21	72.42	75.63	78.83

Source: Galileo Projections, Bloomberg market data and IBES estimates as of 05-Apr-2021
Note: Net debt balance per Street Case (adjusted for $570mm Eagle acquisition). Present value includes value of future dividends. Share prices exclude value of tax attributes. Revenue growth and EBITDA margin bps represents haircut or addition to Street Case percentages (e.g. 0bps means no change to base case revenue growth vs. revenue growth assumed to be 0%.)
[1] Represents the future value of Galileo's share price at December 31st of each respective year, based on applicable multiple shown.
[2] Future share prices discounted to 31-Dec-2020.

Mgmt. Plan

Illustrative Leveraged Buyout Analysis

Galileo Management Plan

Leverage levels based on 2020A pro forma EBITDA of $498mm (incl. Eagle acquisition)

Illustrative Financing Terms:

4.0x 1L Term Loan @ L+325

2.0x Unsecured Notes at 6.500%

Implied IRR | 6.0x Initial Total Leverage (PF 2020A Basis)

Illustrative Purchase Price (US$/Share)	2025 LTM Exit Multiple: 9.5 x	10.5 x	11.5 x
$ 70.00	9.3 %	12.2 %	14.8 %
$ 75.00	7.7 %	10.4 %	13.0 %
$ 80.00	6.1 %	8.9 %	11.4 %

Implied IRR | 11.0x Exit Multiple (2025E Basis)

Illustrative Purchase Price (US$/Share)	Initial Leverage (LTM): 5.5 x	6.0 x	6.5 x
$ 70.00	11.8 %	12.2 %	12.6 %
$ 75.00	10.2 %	10.4 %	10.7 %
$ 80.00	8.7 %	8.9 %	9.1 %

Implied Purchase Price per Share | 6.0x Initial Total Leverage (PF 2020A Basis)

Target IRR (%)	2025 LTM Exit Multiple: 9.5 x	10.5 x	11.5 x
12.5 %	$ 61.82	$ 69.14	$ 76.46
15.0 %	$ 56.25	$ 62.80	$ 69.36
17.5 %	$ 51.35	$ 57.24	$ 63.13

Implied Purchase Price per Share | 11.0x Exit Multiple (2025E Basis)

Target IRR (%)	Initial Leverage (LTM): 5.5 x	6.0 x	6.5 x
12.5 %	$ 68.04	$ 69.14	$ 70.24
15.0 %	$ 61.44	$ 62.80	$ 64.17
17.5 %	$ 55.65	$ 57.24	$ 58.83

Source: Galileo Projections, Bloomberg market data as of 05-Apr-2021

Note: Analysis subject to further refinement, including additional diligence on change of control of extant debt, NOLs, FTCs and other tax credits. Analysis assumes existing NOLs are utilized during forecast period, which are unadjusted for any Section 382 limitations or other potential change of control impacts. No adjustment to purchase price or exit value for deferred tax asset value.

DRAFT

Selected Precedent Specialty Chemicals Transactions

Since 2015 | Greater than $1bn | (US$ in billions)

Date	Acquirer	Target	TV	LTM TV / EBITDA
Mar-2021	Cerberus / Koch	PQ's Performance Chemicals Business	$ 1.1	9.4 x
Feb-2021	Grace	Albemarle's Fine Chemistry Services Business	0.6	9.5
Feb-2021	Bain Capital / Cinven	Lonza Specialty Ingredients	4.7	14.0
Oct-2020	Ardian	Angus Chemical Company	2.3	12.7
Dec-2019	Lone Star	BASF Construction Chemicals	3.5	16.0
Dec-2019	Avient	Clariant Masterbatches	1.5	11.1
Apr-2019	Merck	Versum	6.5	13.7
Apr-2019	Parker-Hannifin	LORD	3.7	16.5
Apr-2019	Nippon	Dulux	2.7	16.1
Jan-2019	Sika	Parex	2.5	11.3
Aug-2018	Cabot Microelectronics	KMG Chemicals	1.6	10.9
Jul-2018	Messer/CVC	Linde North America	3.3	9.2
Mar-2018	Carlyle	Specialty Chemicals Business of Akzo Nobel	12.5	10.6
Dec-2017	Grace	Albemarle Polyolefin Catalysts	0.4	12.8
Sep-2017	Kuraray	Calgon Carbon	1.3	16.5
Sep-2017	H.B. Fuller	Royal Adhesives	1.4	11.0
Apr-2017	Houghton	Quaker	1.4	11.8
Mar-2017	Henkel	Darex	1.1	14.8
Oct-2016	Carlyle	Atotech	3.2	11.9
Jun-2016	BASF	Chemetall	3.2	15.8
May-2016	Evonik	Air Products Performance Materials	3.8	15.2
Mar-2016	Sherwin-Williams	Valspar Corp	11.3	15.0
Nov-2015	Air Liquide SA	Airgas	13.4	13.5
Jul-2015	Platform Specialty	Alent plc	2.3	13.1
Jul-2015	Solvay	Cytec Industries	6.3	15.3
Jun-2015	Apollo Global Management, LLC	OM Group, Inc	1.0	10.6
Feb-2015	Tronox Limited	FMC Corp's Alkali Chemicals Business	1.6	9.4
Median				**12.8 x**
Mean				**12.9 x**

Source: Company filings and Wall Street research

Median Acquisition Premia for 100% Cash Transactions

Completed U.S. Deals Between $5bn and $10bn | 2016 – 2021 YTD


Aggregate Statistics
75th Percentile[1]: 42.6%
Median[1]: 34.1%
25th Percentile[1]: 21.0%
34 %
37 %
25 %
20 %
36 %
25 %
2016
2017
2018
2019
2020
2021 YTD

# of Deals	11	10	16	9	10	3

Source: Thomson SDC as of 05-Apr-2021
Note: Data set includes deals valued between $5bn and $10bn, 100% cash transaction consideration with U.S. targets. Premium calculated based on target share price 4 weeks prior to announcement.
[1] Reflects Median, 25th percentile and 75th percentile of all transactions in dataset.

IV. Summary of Moelis Analysis

DRAFT

STRICTLY PRIVATE & CONFIDENTIAL - HIGHLY SENSITIVE INFORMATION

Preliminary Galileo Financial Analysis

Preliminary Financial Analysis Overview

Current Share Price: $61.19 | *40N Revised Offer Price: $70.00*

VALUATION METHODOLOGY	IMPLIED EQUITY VALUE PER SHARE	KEY ASSUMPTIONS
Selected Publicly Traded Companies Analysis (2021E)	$60.82 – $78.64	▪ 10.5x – 12.5x 2021E Management Adj. EBITDA of $601mm [1]
Selected Publicly Traded Companies Analysis (2022E)	$66.23 – $86.93	▪ 9.5x – 11.5x 2022E Management Adj. EBITDA of $702mm
Selected Precedent Transaction Analysis (2021E)	$65.31 – $83.05; dotted range $73.46 – $92.61	▪ 11.0x – 13.0x 2021E Adj. EBITDA of $601mm [1] – Dotted range *(values above)* based on Run-Rate 2021E Adj. EBITDA of $651mm (including $50mm incremental EBITDA) [2]
Discounted Cash Flow Analysis [3] – Galileo Management Case (Including Eagle)	$67.20 – $83.89	▪ 9.5x – 10.5x Adj. EBITDA Terminal Multiple ▪ 7.50% – 9.25% WACC ▪ Tax attributes discounted at 8.50% - 12.50% (Cost of Equity) ▪ Terminal Adj. EBITDA of $824mm per Galileo Management on 4/6/21

Terminal Adj. EBITDA of $824mm subject to Board input and ongoing review by Galileo Management; prior Terminal Adj. EBITDA of $882mm resulted in implied equity value per share range of $72.44 to $90.12

Other Information (For Reference Only)

VALUATION METHODOLOGY	IMPLIED EQUITY VALUE PER SHARE	KEY ASSUMPTIONS
Discounted Cash Flow Analysis [3] – Illustrative Street Case (Including Eagle)	$62.87 – $77.14	▪ 9.5x – 10.5x Adj. EBITDA Terminal Multiple ▪ 7.50% – 9.25% WACC ▪ Balance sheet net deferred tax attributes divided by FDSO ▪ Terminal Adj. EBITDA of $750mm
Illustrative Leverage Buyout Analysis – Galileo Management Case (Including Eagle)	$48.95 – $66.09	▪ 15% – 25% Target IRR ▪ 6.0x Leverage [4] ▪ 10.5x Terminal Multiple
52-Week Trading Performance	$33.13 – $64.93	▪ 52-Week Share Price Low and High [5]
Analyst Share Price Targets (Nominal)	$65.00 – $75.00	▪ Low and High Share Price Target of Equity Research Analysts [6]
Analyst Share Price Targets (Discounted)	$58.82 – $67.87	▪ Low and High Share Price Target of Equity Research Analysts [6], Discounted One Year [7]

Source: Company information, Galileo Management's Five Year Projections for Galileo (as of 01/27/21), Thomson Reuters, Bloomberg, and CapitalIQ as of 04/01/21

Note: Assumes diluted shares based on 66.2mm basic shares outstanding, 1.4mm options outstanding with a weighted-average exercise price of $66.75, and unvested RSUs and PSUs; analysis assumes $1,990mm of debt, $290mm of cash and cash equivalents (adjusted for $15mm Eagle transaction costs), and $3mm non-controlling interest (as of 12/31/20); includes $553mm of incremental net debt and preferred stock from Eagle acquisition

1.Includes $25mm pro forma adjustment to EBITDA for full year run-rate impact of Eagle acquisition in 2021E

2.Adjusted to include $50mm of run-rate EBITDA from incremental capacity for the business from capex spent over the past two years

3.Assumes valuation date as of December 31, 2020; includes present value of the tax attributes discounted based on cost of equity range (street case based on balance sheet net deferred tax assets)

4.Leverage based on 2021E EBITDA, inclusive of full year run-rate impact of Eagle acquisition

5.Based on intraday prices | 6. Equity research analyst high / low per Bloomberg | 7. Discounted one year at midpoint of cost of equity

Appendix A: Supplemental Materials

DRAFT

Mgmt. Plan

Galileo + Newton | Illustrative Market Value Package Per Share

Galileo Current Mgmt. EV/ EBITDA Multiple:
2021E: 10.7x
2022E: 9.2x

Galileo Current Share Price: $62.59

Based on 2021E Figures

Implied Galileo Per Share Value

0% Synergy Credit From Market

Standalone Newton Contribution Multiples[1]	Galileo % Ownership Received: 39.0 %	40.0 %	41.0 %	42.0 %	43.0 %	44.0 %
10.0 x	$ 55.19	$ 56.60	$ 58.01	$ 59.42	$ 60.83	$ 62.23
10.5 x	60.03	61.56	63.10	64.63	66.16	67.69
10.7 x	62.20	63.79	65.38	66.96	68.55	70.13
11.0 x	64.87	66.53	68.18	69.83	71.47	73.11
11.5 x	69.70	71.47	73.23	74.99	76.76	78.52

50% Synergy Credit From Market

Standalone Newton Contribution Multiples[1]	Galileo % Ownership Received: 39.0 %	40.0 %	41.0 %	42.0 %	43.0 %	44.0 %
10.0 x	$ 62.45	$ 64.05	$ 65.64	$ 67.23	$ 68.82	$ 70.41
10.5 x	67.65	69.37	71.09	72.80	74.51	76.23
10.7 x	69.97	71.75	73.52	75.29	77.06	78.83
11.0 x	72.82	74.66	76.51	78.35	80.19	82.03
11.5 x	77.97	79.95	81.92	83.89	85.86	87.83

100% Synergy Credit From Market

Standalone Newton Contribution Multiples[1]	Galileo % Ownership Received: 39.0 %	40.0 %	41.0 %	42.0 %	43.0 %	44.0 %
10.0 x	$ 69.70	$ 71.47	$ 73.23	$ 75.00	$ 76.76	$ 78.52
10.5 x	75.22	77.12	79.03	80.93	82.83	84.73
10.7 x	77.69	79.66	81.62	83.58	85.55	87.51
11.0 x	80.73	82.77	84.81	86.85	88.89	90.93
11.5 x	86.22	88.41	90.59	92.77	94.95	97.14

Based on 2022E Figures

Implied Galileo Per Share Value

0% Synergy Credit From Market

Standalone Newton Contribution Multiples[1]	Galileo % Ownership Received: 39.0 %	40.0 %	41.0 %	42.0 %	43.0 %	44.0 %
9.2 x	$ 57.58	$ 59.05	$ 60.52	$ 61.99	$ 63.46	$ 64.93
9.5 x	61.11	62.67	64.23	65.79	67.35	68.90
10.0 x	66.52	68.21	69.90	71.59	73.27	74.95
10.5 x	71.90	73.72	75.54	77.36	79.17	80.99
11.0 x	77.25	79.21	81.16	83.11	85.06	87.02

50% Synergy Credit From Market

Standalone Newton Contribution Multiples[1]	Galileo % Ownership Received: 39.0 %	40.0 %	41.0 %	42.0 %	43.0 %	44.0 %
9.2 x	$ 64.24	$ 65.88	$ 67.52	$ 69.15	$ 70.79	$ 72.41
9.5 x	68.00	69.73	71.46	73.18	74.90	76.62
10.0 x	73.73	75.60	77.47	79.33	81.19	83.06
10.5 x	79.44	81.45	83.46	85.47	87.48	89.49
11.0 x	85.14	87.30	89.45	91.61	93.76	95.92

100% Synergy Credit From Market

Standalone Newton Contribution Multiples[1]	Galileo % Ownership Received: 39.0 %	40.0 %	41.0 %	42.0 %	43.0 %	44.0 %
9.2 x	$ 70.88	$ 72.68	$ 74.47	$ 76.27	$ 78.06	$ 79.85
9.5 x	74.85	76.75	78.64	80.53	82.42	84.32
10.0 x	80.92	82.96	85.01	87.06	89.10	91.15
10.5 x	86.98	89.18	91.38	93.58	95.78	97.99
11.0 x	93.04	95.39	97.75	100.11	102.46	104.82

Source: Galileo Projections, Newton management projections as adjusted by Galileo management and approved for Goldman Sachs and Moelis' use by Galileo ("Newton Projections"), Galileo Synergy Estimates, Company Filings (as of Q4 2020), Broker Consensus and Bloomberg market data as of 05-Apr-2021 .

*[1] Standalone Contribution Multiple applied to Newton, and assumes NewCo trades at same multiple (vs. blend). Note: Newton net debt figures converted based on USD / EUR exchange rate of 1.1355. Net Debt figure for Galileo ($2,257mm) and Newton ($4,950mm) exclude pension liabilities as of Q4 2020. Net Debt figure for Galileo per 2020 10-K adjusted for $570mm Eagle acquisition. Galileo Adj. EBITDA ($601mm) includes annualized Eagle Adj. EBITDA of $60mm. Based on fully diluted shares outstanding (treasury stock method applied to all in-the-money dilutive securities) per Galileo management. Galileo Current EV/EBITDA multiples for 2021E and 2022E based on street consensus estimates are 10.7x and 9.9x, respectively. Newton 2021E EBITDA **excludes** "implemented but not realized synergies"*

DRAFT

Mgmt. Plan

Illustrative Discounted Cash Flow Analysis

Galileo Management Plan | Terminal Year EBITDA Analysis (US$ in per share values)

Summary Financials

FYE 31-Dec	2019A	2020A	2021E	2022E	2023E	2024E	2025E	Terminal Year
Specialty Catalysts Revenue	$ 705	$ 622	$ 684	$ 777	$ 836	$ 898	$ 966	$ 966
% Growth	-	*(11.9)%*	*10.0 %*	*13.7 %*	*7.5 %*	*7.5 %*	*7.5 %*	*0.0 %*
Materials Technologies Revenue	$ 461	$ 458	$ 579	$ 691	$ 735	$ 779	$ 820	$ 820
% Growth	-	*(0.7)%*	*26.4 %*	*19.3 %*	*6.4 %*	*5.9 %*	*5.4 %*	*0.0 %*
Refining Technologies Revenue	$ 791	$ 650	$ 776	$ 819	$ 834	$ 848	$ 862	$ 733
% Growth	-	*(17.9)%*	*n.m.*	*5.6 %*	*1.8 %*	*1.7 %*	*1.6 %*	*(15.0)%*
Revenue	**$ 1,958**	**$ 1,730**	**$ 2,039**	**$ 2,288**	**$ 2,405**	**$ 2,525**	**$ 2,648**	**$ 2,518**
% Growth	-	*(11.7)%*	*17.9 %*	*12.2 %*	*5.1 %*	*5.0 %*	*4.9 %*	*(4.9)%*
Specialty Catalysts EBITDA	$ 267	$ 205	$ 237	$ 288	$ 318	$ 347	$ 376	$ 376
% Margin	*37.9 %*	*33.0 %*	*34.7 %*	*37.0 %*	*38.1 %*	*38.7 %*	*39.0 %*	*39.0 %*
Materials Technologies EBITDA	$ 112	$ 100	$ 151	$ 198	$ 218	$ 235	$ 253	$ 253
% Margin	*24.3 %*	*21.8 %*	*26.0 %*	*28.6 %*	*29.6 %*	*30.2 %*	*30.8 %*	*30.8 %*
Refining Technologies EBITDA	$ 282	$ 193	$ 275	$ 305	$ 321	$ 333	$ 348	$ 289
% Margin	*35.6 %*	*29.7 %*	*35.5 %*	*37.3 %*	*38.5 %*	*39.3 %*	*40.3 %*	*39.5 %*
Corporate	$(87)	$(78)	$(87)	$(89)	$(91)	$(93)	$(95)	$(95)
Adj. EBITDA	**$ 574**	**$ 420**	**$ 576**	**$ 702**	**$ 766**	**$ 823**	**$ 882**	**$ 823**
Adj. EBITDA Margin	*29.3 %*	*24.3 %*	*28.3 %*	*30.7 %*	*31.9 %*	*32.6 %*	*33.3 %*	*32.7 %*

Terminal Year Assumptions

	2025E FCC Revenue	**$ 862**
A	*2°C Scenario - Revenue Factor*	*85.0 %*
	Implied FCC Revenue	**$733**
B	*Normalized FCC EBITDA Margin %*	*32.0 %*
	Implied FCC EBITDA	**$234**
C	(+) 2025E ART EBITDA	$55
	RT EBITDA	**$289**

Terminal Year Assumptions

- **A** FCC Revenue factored at 85% of 2025E levels based on 2°C scenario
- **B** FCC EBITDA assumes 32% margins in line with 2019 levels
- **C** Assumes no impact to 2025E ART EBITDA in terminal year

Source: Galileo Projections, Bloomberg market data and IBES estimates as of 05-Apr-2021
Note: Terminal year EBITDA assumption as per Galileo Management.

Mgmt. Plan

Illustrative Tax Attributes Value Analysis

Galileo NOLs, FTCs, and Other Tax Attributes (US$ in millions, except per share values)

Summary Tax Attributes Schedule

	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E
U.S. Taxable Income Before NOLs[1]	$ 211	$ 281	$ 308	$ 379	$ 401	$ 442	$ 424	$ 548	$ 628	$ 683
NOL Beginning Balance	$ 56	$ 3	$ 3	$ 2	$ 1	$ 1	$ 0	$ 0	$ 0	$ 0
NOL Utilized	(53)	(1)	(1)	(1)	(1)	(1)	0	0	0	0
NOL Ending Balance	$ 3	$ 3	$ 2	$ 1	$ 1	$ 0	$ 0	$ 0	$ 0	$ 0
Cash Tax Savings[2]	**$ 11**	**$ 0**	**$ 0**	**$ 0**	**$ 0**	**$ 0**	**$ 0**	**$ 0**	**$ 0**	**$ 0**
FTC and Other Credits Utilized	$ 33	$ 59	$ 65	$ 79	$ 84	$ 93	$ 89	$ 102	$ 63	$ 61
State NOL Carryforward Utilized	1	2	3	3	3	3	3	3	3	3
Total Tax Attributes	**$ 46**	**$ 61**	**$ 67**	**$ 83**	**$ 88**	**$ 96**	**$ 92**	**$ 104**	**$ 66**	**$ 63**

Note: Net Deferred Tax Assets per 2020-10-K are ~$557mm or ***~$8/share*** *(figure used in Street Case)*

Cost of Debt Sensitivity

	Illustrative Cost of Debt				
	4.000 %	4.250 %	4.500 %	4.750 %	5.000 %
PV of Total Tax Attributes	$ 626	$ 619	$ 611	$ 604	$ 597
PV of Total Tax Attributes Per Share	$ 9.32	$ 9.21	$ 9.10	$ 9.00	$ 8.89

Source: Galileo Projections

Note: Assumes a valuation date of 31-Dec-2020. [1] Taxable Income before NOLs reflects domestic portion of adjusted pre-tax income per Galileo management projections. [2] Cash tax savings assessed at a 21.00% U.S. effective tax rate per Galileo management. [3] Illustrative per share value based on fully-diluted shares outstanding.

DRAFT

Total Shareholder Returns | Since GCP Spin

Galileo vs. Selected Peers


Indexed Total Return
300%
250%
200%
150%
100%
50%
0%
Feb-2016
Dec-2016
Oct-2017
Sep-2018
Jul-2019
May-2020
Apr-2021
135.7 %
128.6 %
78.4%
(0.5)%
40N $70/sh Offer
40N $65/sh Offer
40N $60/sh Offer
Galileo
Catalyst Peers¹
Specialty Peers²
S&P 500

Performance (%)	3M	6M	1Y	2Y	3Y
Galileo	12.7 %	56.9 %	89.3 %	(16.8)%	5.2 %
Catalyst Peers	13.3	45.3	86.3	27.2	26.3
Specialty Peers	8.2	31.0	94.5	29.8	25.4
S&P 500	7.4	19.8	65.5	45.5	61.1

Source: Bloomberg. Market data as of 05-Apr-2021
[1] Catalyst Peers include Umicore, Albemarle, Johnson Matthey, PQ Group, and Clariant.
[2] Specialty Peers include PPG, Ashland, Avient and NewMarket.

DRAFT

STRICTLY PRIVATE & CONFIDENTIAL - HIGHLY SENSITIVE INFORMATION

Proposal in Context: Public Market Trading Multiple Performance

Galileo vs. Selected Peers | EV / NTM EBITDA

	Current Average Multiples						Pre-COVID Average Multiples			
Average	6M	1Y	2Y	3Y	5Y	Since GCP Spin	1Y	3Y	5Y	Since GCP Spin
Galileo	10.1 x	9.6 x	9.8 x	10.1 x	10.7 x	10.8 x	10.5 x	10.5 x	10.8 x	11.2 x
Catalyst Peers[1]	11.1	10.8	10.0	9.8	10.1	10.1	9.2	9.3	9.8	10.0
Specialty Peers[2]	12.1	11.9	11.9	11.7	11.6	11.5	12.1	11.6	11.7	11.5
All Peers	11.2	11.1	10.8	10.6	10.7	10.7	10.5	10.4	10.6	10.6



20x
18x
16x
14x
12x
10x
8x
6x
4x
NTM-Time Weighted EBITDA Multiple
Feb-2016
Feb-2017
Feb-2018
Mar-2019
Mar-2020
Apr-2021
13.5 x
12.3 x
10.7 x
40N $70/sh Offer
40N $65/sh Offer
40N $60/sh Offer
Galileo
Catalyst Peers¹
Specialty Peers²

Source: Bloomberg, Capital IQ, and IBES. Market data as of 05-Apr-2021
[1] Catalyst Peers include Umicore, Albemarle, Johnson Matthey, PQ Group, and Clariant.
[2] Specialty Peers include PPG, Ashland, Avient and NewMarket.

Proposal in Context: Public Market Trading Multiple Performance

Galileo vs. Selected Peers | EV / LTM EBITDA

	Current Average Multiples					Pre-COVID Average Multiples		
Average	6M	1Y	2Y	3Y	5Y	1Y	2Y	3Y
Galileo	12.4 x	10.9 x	10.9 x	11.2 x	11.8 x	11.5 x	11.5 x	11.7 x
Catalyst Peers[1]	12.2	11.1	10.6	10.6	11.3	10.2	10.4	11.1
Specialty Peers[2]	13.8	12.5	12.3	12.2	12.2	12.1	12.2	12.2


18x
16x
14x
12x
10x
8x
6x
LTM EBITDA Multiple
Apr-2016
Feb-2017
Dec-2017
Oct-2018
Aug-2019
Jun-2020
Apr-2021
14.7 x
13.9 x
12.7 x
Galileo
Catalyst Peers¹
Specialty Peers²

Source: Capital IQ, and IBES estimates. Market data as of 05-Apr-2021
[1]Catalyst Peers includes: Umicore, Johnson Matthey, PQ Group, Clariant, and Albemarle; [2] Specialty Peers includes: PPG, Ashland, Avient, New Market

Appendix B: Summary of Counterparty Engagement

Summary of Engagement by Counterparty in Connection to Galileo's Strategic Alternative Review Process

40 North Management	▪ On May 7, 2018, 40 North disclosed ~10% stake in Galileo – 40 North subsequently increased its stake to 14.9% ▪ On February 20, 2019, Galileo announced plans to add two directors, Henry Slack and Kathy Reiland, in collaboration with 40 North. Kathy Reiland is a representative of 40 North ▪ On October 13, 2020, Kathy Reiland resigned from Galileo's Board, citing a disagreement about the Company's strategic direction ▪ On November 9, 2020, 40 North submitted an unsolicited public proposal to acquire the Company for $60 per share in cash, which was unanimously rejected by Galileo's Board of Directors ▪ On January 11, 2021, 40 North submitted a revised public proposal to acquire the Company for $65 per share in cash, which is being considered by Galileo's Board of Directors in the context of the Company's ongoing review of potential strategic alternatives ▪ On February 11 and 22, 2021, Apollo and Brookfield, respectively, entered the process as potential equity partners for 40 North with Galileo's permission ▪ 40 North (along with Apollo and Brookfield) continue to conduct due diligence as they evaluate and consider a potential revised proposal ▪ On March 25, 2021, Galileo provided a bid instruction letter to 40 North detailing instructions to submit a final bid by April 5, 2021 ▪ On March 30, 2021, Galileo provided a draft merger agreement to 40 North – Galileo subsequently provided 40 North with the accompanying Company draft disclosure schedules on March 31, 2021 ▪ On April 1, 2021, 40 North submitted their "best and final" revised public cash offer at $70 per share – On April 1, 2021, Galileo's Board asked in order to complete its review that 40 North provide additional customary information requested in the bid instruction letter, including debt and equity financing commitments and comments on the transaction documents ▪ On April 5, 2021, 40 North provided comments on the transaction documents and provided debt and equity financing commitments for the total consideration amount of their "best and final" revised public cash offer at $70 per share
Soroban	▪ On August 21, 2020, the Company received a private letter from Soroban (fourth largest shareholder at ~4%) requesting a review of strategic alternatives by an independent investment bank ▪ On November 9, 2020, Soroban sent a private letter to Galileo's Board expressing disappointment in the Board's decision to not engage with 40 North regarding their proposal to acquire the Company for $60 per share in cash ▪ On January 13, 2021, Soroban sent a private letter to Galileo's Board expressing disappointment in the Company's strategic review process and voiced support for 40 North's revised proposal of $65 per share in cash ▪ On January 29, 2021, Soroban sent a private letter to Galileo's Board expressing continued disappointment in the Company's strategic review process and voiced support for 40 North's revised proposal of $65 per share in cash ▪ On April 2, 2021, Soroban sent a private letter to Galileo's Board expressing strong support for the revised $70 per share offer from 40 North

Summary of Engagement by Counterparty in Connection to Galileo's Strategic Alternative Review Process

Newton	▪ On February 22, 2021, Newton submitted a proposal to merge with Galileo that would result in Galileo shareholders owning approximately 36% - 37% of the combined company ▪ On March 8, 2021, Galileo provided a verbal counterproposal to Newton that would result in Galileo shareholders owning approximately 45% of the combined company ▪ On March 12, 2021, Newton provided a verbal counterproposal to Galileo that would result in Galileo shareholders owning approximately 39% of the combined company ▪ On March 17, 2021, Galileo provided a verbal counterproposal to Newton that would result in Galileo shareholders owning approximately 41% - 42% of the combined company ▪ As of March 19, 2021, Newton provided a written counterproposal to Galileo that would result in Galileo shareholders owning approximately 39% - 40% of the combined company ▪ On March 25, 2021, Galileo provided a written notice to Newton that unless they could advance diligence expeditiously in an effort to increase their proposal, they would have to turn their attention to other strategic alternatives
Clariant	▪ The parties had detailed discussions regarding a combination during 2019 ▪ Limited engagement with SABIC since end of 3Q2020 ▪ More recent dialogue between Galileo and Clariant's CEO did not materialize into advanced discussions
Honeywell	▪ CEO-to-CEO discussion regarding a potential sale or merger; dialogue did not materialize into advanced discussions
PQ Corporation	▪ CCMP, a key stakeholder of PQ Corporation, reached out to the Galileo advisors to discuss potential strategic alternatives between Galileo and PQ Corporation ▪ Dialogue did not materialize into advanced discussions ▪ On March 1, 2021, PQ announced the sale of its performance chemicals business to a partnership formed by Cerberus Capital Management, L.P. and Koch Minerals & Trading LLC for $1.1 billion
Ashland	▪ CEO-to-CEO discussion regarding a potential sale or merger; dialogue did not materialize into advanced discussions
Evonik	▪ Advisor-to-CEO discussion regarding a potential sale or merger; dialogue did not materialize into advanced discussions